Exhibit 99.1

WestRock Announces Commercial and Operational Leadership Changes

Jeff Chalovich to Retire

ATLANTA--(BUSINESS WIRE)--June 2, 2021--WestRock Company (NYSE: WRK), a leading provider of differentiated, sustainable paper and packaging solutions, today announced the future retirement of Jeff Chalovich, president of Corrugated Packaging and chief commercial officer, after an incredible 23-year career with WestRock. Moving forward, WestRock has also announced an evolution of its commercial and operational leadership structure and team reporting to president and chief executive officer, David B. Sewell.

Jeff Chalovich has made substantial contributions to both WestRock and the paper and packaging industry. During his career, Jeff has held various management and leadership roles in the Company’s commercial, containerboard and corrugated packaging businesses. He will retire from WestRock in August 2021.

“Jeff is well respected across the industry as an expert in corrugated packaging, and he has led the commercial and corrugated team incredibly well during his time with our Company,” said Sewell. “As a member of our leadership team, Jeff has led the development of our commercial organization and set the strategic and operational foundation for our corrugated packaging business. I and the rest of the WestRock team wish Jeff the very best in retirement.”

In addition, the Company announced a new commercial and operational leadership structure aligned with WestRock’s goals of leveraging the power of the enterprise, accelerating innovation and leading in sustainability. This new structure will enhance market alignment, enable greater agility and deliver stronger efficiencies.

"This structure aligns with the focus I have highlighted on enhancing our commercial strategy, operational excellence and productivity across the enterprise, which are all important levers to meet and exceed the needs of our customers by delivering differentiated solutions that will accelerate profitable growth, " said Sewell. "I am confident the changes we are making will further strengthen our Company and create value for our shareholders."

New Executive Leadership Structure and Roles

  Patrick (Pat) Lindner is assuming the role of president, Commercial, Innovation and Sustainability. In this role, Pat is responsible for leading the Company’s strategy, marketing, innovation, sustainability, enterprise commercial operations and machinery business. Bringing these critical functions together will accelerate the Company’s efforts to bring complete solutions for WestRock’s customers through WestRock’s unique portfolio.
  Patrick Kivits is assuming the role of president, Consumer Packaging. This business includes folding cartons and specialty packaging in the branded consumer, healthcare and food and beverage businesses.
  Pete Durette is assuming the role of president, Corrugated Packaging, leading the converting sales and operations for the corrugated box business.
  John O’Neal is assuming the role of president, Global Paper. This new organization combines the sales and commercial operations of the Consumer and Corrugated paperboard and containerboard businesses.
  Tom Stigers is now responsible for the operations of all WestRock mills in the role of president, Mill Operations. By combining the Consumer and Corrugated mill operations in one organization, WestRock will drive greater efficiency and effectiveness across the mill network.

About WestRock

WestRock (NYSE:WRK) partners with our customers to provide differentiated, sustainable paper and packaging solutions that help them win in the marketplace. WestRock’s team members support customers around the world from locations spanning North America, South America, Europe, Asia and Australia. Learn more at www.westrock.com.

Cautionary Statements

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. The Company cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, that Jeff Chalovich will retire from WestRock in August 2021; that this new structure will enhance market alignment, enable greater agility and deliver stronger efficiencies; that the changes we are making will further strengthen our Company and create value for our shareholders; that bringing the strategy, marketing, innovation, sustainability, enterprise commercial operations and machinery business together will accelerate our efforts to bring complete solutions for WestRock’s customers through WestRock’s unique portfolio; and that combining the Consumer and Corrugated mill operations into one organization will drive greater efficiency and effectiveness across the mill network. The Company’s businesses are subject to a number of risks that would affect any such forward-looking statements, including, among others, the level of demand for our products; our ability to respond effectively to the impact of COVID-19; our ability to successfully identify and make performance and productivity improvements; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; the Company’s ongoing assessment of the recent ransomware incident, adverse legal, reputational and financial effects on the Company resulting from the incident or additional cyber incidents and the effectiveness of the Company’s business continuity plans during the ransomware incident; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; the scope, costs, timing and impact of any restructuring of our operations and corporate and tax structure; the occurrence of severe weather or a natural disaster or other unanticipated problems, such as labor difficulties, equipment failure or unscheduled maintenance and repair, which could result in operational disruptions, including those related to COVID-19; our desire or ability to continue to repurchase company stock; the scope, timing and outcome of any litigation, claims or other proceedings or dispute resolutions and the impact of any such litigation; our ability to realize anticipated synergies from the KapStone acquisition; and adverse changes in general market and industry conditions. Such risks and other factors that may impact management's assumptions are more particularly described in our filings with the Securities and Exchange Commission, including in Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020. The information contained herein speaks as of the date hereof and the Company does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors:
James Armstrong, 470-328-6327
Vice President, Investor Relations
james.armstrong@westrock.com

Media:
Courtney James, 470-328-6397
Senior Manager, Corporate Communications and Public Relations
courtney.james@westrock.com